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                                                            Exhibit 23.2


                       CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration
Statements on Form S-3 (Registration Number 33-56069), and Form S-4 (Registration Number 33-54996), and Form S-8 (Registration Numbers 33-9790, 33-17982, 33-54401 and 33-50987) of Service Corporation International and in the related Prospectuses of our report dated February 8, 1993, with respect to the consolidated financial statements and schedule of Service Corporation International for the year ended December 31, 1992 included in this Annual Report (Form 10-K) for the year ended December 31, 1994.


                                         Ernst & Young LLP


Houston, Texas
March 31, 1995